SECOND AMENDMENT

THIS SECOND AMENDMENT, dated as of March 15, 2006 (this "Amendment"), is among MOVIE GALLERY, INC. (the "U.S. Borrower"), MOVIE GALLERY CANADA, INC. (the "Canadian Borrower" and, together with the U.S. Borrower, the "Borrowers"), WACHOVIA BANK, NATIONAL ASSOCIATION, as an issuing bank (the "U.S. Issuing Bank") and an administrative agent (the "U.S. Administrative Agent"), and WACHOVIA CAPITAL FINANCE CORPORATION (CANADA) (formerly known as Congress Financial Corporation (Canada)), as an issuing lender (the "Canadian Issuing Bank") and an administrative agent (the "Canadian Administrative Agent" and, together with the U.S. Administrative Agent, the "Administrative Agents").


W I T N E S S E T H:

         WHEREAS, the Borrowers have entered into that certain Credit Agreement, dated as of April 27, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the Second Amendment Effective Date (as defined below), the "Existing Credit Agreement") with the lenders party thereto from time to time
(the "Lenders"), the other agents party thereto from time to time, and the Administrative Agents;

         WHEREAS, the U.S. Borrower has requested that the Lenders agree to amend certain provisions in the Existing Credit Agreement; and

         WHEREAS, the Majority Lenders have consented to the amendments requested by the Borrowers and have authorized the Administrative Agents to enter into this Amendment to amend the Existing Credit Agreement as set forth below (the Existing Credit Agreement, as amended by this Amendment, being referred to as the "Credit Agreement") subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the agreements herein contained, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


PART I
DEFINITIONS

         SUBPART 1.1. Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.


PART II
AMENDMENTS TO THE
EXISTING CREDIT AGREEMENT

         SUBPART 2.1. Amendments. Subject to the terms of Part III, effective on the Second Amendment Effective Date the Existing Credit Agreement is hereby amended as set forth in this Part II.

         SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended as follows:
         (i) by inserting the following definitions in such Section in the appropriate alphabetical order:
         "Available Cash" shall mean, at any time, funds that are immediately accessible for use by the Borrowers and their Subsidiaries.
          "Non-Core Assets" shall mean assets of the Borrowers and their Subsidiaries which are not essential or material to the conduct of the businesses of the Borrowers and their Subsidiaries, including without limitation, (i) the corporate aircraft of the Borrowers and their Subsidiaries, (ii) assets comprising the "Reel.com" business, (iii) assets comprising the "Rack Division", (iv) assets comprising the iBlast division, (v) the assets and/or Equity Interests of MG Automation, Inc., and
(vi) owned real estate of the Borrowers and their Subsidiaries.
         "PIK Interest" as defined in Section 2.3(h).
          "Revolver PIK Loan" as defined in Section 2.16(d).
         "Second Amendment" means the Second Amendment to this Agreement, dated as of March 15, 2006, among the Borrowers and the Administrative Agents and effective as of the Second
Amendment Effective Date.
         "Second Amendment Effective Date" is defined in Subpart 3.1 of the Second Amendment.
         "Term PIK Loan" as defined in Section 2.16(b).
         (ii) by deleting the definition of "Permitted Acquisition" in its entirety.
         (iii) by deleing the definition of "Permitted Acquisition Indebtedness" in its entirety.
         (iv) by amending the definition of "Seller Notes" in its entirety to read as follows:
         "Seller Notes" means any unsecured notes issued by either
Borrower or any of its Subsidiaries to the seller (or any Affiliate thereof) in connection the Boards Transaction, which Indebtedness is subject to pricing, amortization, maturity and other non-pricing terms reasonably acceptable to the U.S.
Administrative Agent.

         SUBPART 2.1.2.  Section 2.3 of the Existing Credit Agreement
is hereby amended as follows:
         (i) by amending subsection (g) in its entirety to read as follows:
         (g)	Applicable Margin; Applicable Canadian BA Stamping Fee.
(i)  Subject to the remainder of this clause (i), with respect to
(A) any Advance under the Revolving Commitments and Term A Loans, the Applicable Margin shall be as of any calculation date the interest rate margin set forth below under the heading "Base Rate Advance Applicable Margin" or "Eurodollar Advance Applicable Margin", as applicable, determined by the U.S. Administrative Agent and (B) any Canadian BA, the Applicable Stamping Fee shall be as of any calculation date the interest rate margin set forth below under the heading "Applicable
Canadian BA Stamping Fee" determined by the Canadian Administrative
Agent, in each case based upon the Leverage Ratio determined for the most recent Fiscal Quarter end, to be adjusted from time to time effective as of the second Business Day after the Performance
Certificate referred to in Section 6.3 hereof is required to be furnished by the U.S. Borrower to the Administrative Agents and each Lender for the Fiscal Quarter most recently ended, expressed as a per annum rate of interest as follows:


		                           Base Rate  Eurodollar  Applicable
                                             Advance    Advance    Canadian
                                           Applicable Applicable BA Stamping
                 Leverage Ratio              Margin     Margin       Fee
                 --------------------------  ------     ------      ------
Pricing Level 1	 Greater than or
                 equal to 4.0 to 1.00	      4.00%      5.00%       5.00%

Pricing Level 2	 Greater than or
                 equal to 3.25 to 1.00,
                 but less than 4.00 to 1.00   2.50%      3.50%       3.50%

Pricing Level 3	 Greater than or
                 equal to 2.75 to 1.00,
                 but less than 3.25 to 1.00   1.75%      2.75%       2.75%

Pricing Level 4	 Greater than or
                 equal to 2.25 to 1.00,
                 but less than 2.75 to 1.00   1.50%      2.50%       2.50%

Pricing Level 5	 Greater than or
                 equal to 1.75 to 1.00,
                 but less than 2.25 to 1.00   1.25%      2.25%       2.25%

Pricing Level 6	 Less than 1.75 to 1.00	      1.00%      2.00%       2.00%



         In the event that the U.S. Borrower fails to timely provide the Performance Certificate referred to in Section 6.3 hereof, and without prejudice to any additional rights under Section 8.2 hereof, Pricing
Level 1 shall apply as of the first day after the date on which such statements or certificate were required to have been delivered until the actual delivery of such statements or certificate.  Notwithstanding the foregoing, after March 31, 2006 until and including the delivery of the Performance Certificate for the first Fiscal Quarter of 2006 in accordance with Section 6.3, (A) the Applicable Margin for Base Rate Advances shall be 4.00% and (B) the Applicable Margin for Eurodollar Advances and the Applicable Canadian BA Stamping Fee shall be 5.00%.
         (ii)	With respect to the Term B Loans, the Applicable Margin for
Eurodollar Advances shall be 3.75% per annum and the Applicable Margin for Base Rate Advances shall be 2.75% per annum; provided that after March 31, 2006 until and including the delivery of the Performance Certificate for the first Fiscal Quarter of 2006 in accordance with
Section 6.3, the Applicable Margin for Eurodollar Advances shall be
5.25% and the Applicable Margin for Base Rate Advances shall be 4.25%; provided further that at any time after the Second Amendment Effective
Date that the Leverage Ratio is greater than or equal to 4.00 to 1.00, the Applicable Margin for Eurodollar Advances shall be 5.25% per annum and the Applicable Margin for Base Rate Advances shall be 4.25% per annum.
         (ii) by inserting at the end thereof a new subsection (h) as follows:
         (h) PIK Interest.  Notwithstanding any of the foregoing in this
Section 2.3, at any time when the Leverage Ratio is greater than or equal to 4.00 to 1.00, the Borrowers may elect that .50% of the applicable interest rate in respect of all Advances shall not be required to be paid in cash at the time required by this Section 2.3, but may be capitalized in accordance with Section 2.16 (the "PIK Interest"). Unless the Borrower notifies the Administrative Agent not less than three Business Days prior to the applicable Payment Date that the Borrower elects to pay such payment in cash, the Borrower is deemed to have elected that such interest shall constitute PIK Interest.

         SUBPART 2.1.3. Article II of the Existing Credit Agreement is hereby amended by inserting a new Section 2.16 as set forth below:
         Section 2.16  PIK Loans.  (a)	Each payment of PIK Interest
payable under this Agreement on and after the Second Amendment
Effective Date shall, on the applicable Payment Date when interest otherwise would be payable in cash hereunder (i) in the case of PIK Interest with respect to any Term Loan be deemed to be a additional
Term Loans in accordance with paragraph (b) below and (ii) in the case of PIK Interest with respect to any Revolving Loan be deemed to be a Revolver PIK Loan in accordance with paragraph (c) below.
         (b) 	On each applicable Payment Date after the Second Amendment
Effective Date, each Term A Lender and Term B Lender shall be deemed to have made an additional Term Loan in a principal amount equal to the
PIK Interest payable on the outstanding Term A Loans or Term B Loans, as applicable.  Each such additional Term Loan shall (i) be deemed to be a Term A Loan or Term B Loan, as applicable, for all purposes under this Agreement, (ii) initially on such Payment Date be a Base Rate
Advance and, thereafter, may from time to time be Eurodollar Advances or Base Rate Advances, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.3 and (iii)
accrue interest in accordance with Section 2.3(g).
         (c)	On each applicable Payment Date after the Second Amendment
Effective Date, each Revolving Lender shall be deemed to have made a term loan (a "Revolver PIK Loan") in a principal amount equal to the PIK Interest payable on the outstanding Revolving Loans, Letter of Credit Loans and Swing Line Loans, as applicable. Each Revolver PIK
Loan shall (a) be deemed to be Revolving Loans, Letter of Credit Loans and Swing Line Loans, as applicable, for all purposes under this Agreement; provided, however, that (x) outstanding Revolver PIK Loans shall not reduce the amount that may be borrowed under the Revolving Commitments had such Revolver PIK Loans not been outstanding, (y) amounts repaid in respect of the Revolver PIK Loans shall not be permitted to be reborrowed, and (y) amounts mandatorily prepaid in respect of any Revolving Loans or Swing Line Loans under Sections
2.3(a), (b), (c), (d), and (j) shall be applied first to the Revolver
PIK Loans, (ii) initially on such Payment Date, as applicable, be a Base Rate Advance, and, thereafter, may from time to time be Eurodollar Advances or Base Rate Advances, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.3 and
(iii) accrue interest in accordance with Section 2.3(g).

         SUBPART 2.1.4.  Section 2.8 of the Existing Credit Agreement
is hereby amended as follows:
         (i) by amending subsection (a) in its entirety to read as follows:
         (a) 	(i) In addition to the scheduled repayments provided
for in Section 2.4 hereof, following the receipt by any Borrower or any of its Subsidiaries of any Net Proceeds received in
connection with Casualty Events in excess of $5,000,000
(individually or in the aggregate when taken together with all other Net Proceeds received in connection with Casualty Events)
since the Second Amendment Effective Date, the relevant Borrowers shall deliver to the U.S. Administrative Agent a calculation of the amount of such Net Proceeds and make a mandatory prepayment of the Loans and other Obligations in an amount equal to 100% of such Net Proceeds within 45 days of the receipt thereof to be applied as set forth in Section 2.8(f); provided that no
mandatory prepayment on account of Net Proceeds shall be required under this clause if relevant Borrower informs the U.S.
Administrative Agent in writing no later than 45 days following receipt of such Net Proceeds of its or such Subsidiary's good faith intention to apply such Net Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property or reinvest such Net Proceeds in substantially similar assets or property that will be used or useful in its business or other assets or property that will be used or useful in its
business, and the relevant Borrower or such Subsidiary in fact so uses or reinvests or notifies the U.S. Administrative Agent in writing that it is contractually obligated to use or reinvest such Net Proceeds within 180 days following the receipt of such
Net Proceeds, with the amount of such Net Proceeds unused after such 180-day period being applied to the repayment of Loans
pursuant to Section 2.8(f); provided, further, that at any time when any Default or Event of Default shall have occurred and be continuing, all such Net Proceeds (together with Net Proceeds received in connection with Dispositions not applied as provided in clause (ii) below) shall be deposited in an account maintained with the U.S. Administrative Agent to pay for such rebuilding, replacement, use or reinvestment whenever no Default or Event of
Default is then continuing or except as otherwise agreed to by the U.S. Administrative Agent for disbursement at the request of the U.S. Borrower or such Subsidiary, as the case may be.
         (ii) 	In addition to the scheduled repayments
provided for in Section 2.4 hereof, following the receipt
by any Borrower or any of its Subsidiaries of any Net
Proceeds received in connection with Dispositions (other
than Excluded Dispositions) in excess of (x) $20,000,000
(individually or in the aggregate when taken together with
all other Net Proceeds received in connection with
Dispositions of Non-Core Assets) in respect of
Dispositions of Non-Core Assets since the Second Amendment
Effective Date (including without limitation, any sale-
leasebacks permitted under Section 7.12(ii)) and (y)
$10,000,000 (individually or in the aggregate when taken
together with all other Net Proceeds received in connection
with Dispositions (other than the Dispositions described in
the foregoing clause (x)) and all Net Proceeds received in
connection with Casualty Events) since the Second Amendment
Effective Date (including without limitation, any sale-
leasebacks permitted under Section 7.12(iii)), the relevant
Borrower shall deliver to the U.S. Administrative Agent a
calculation of the amount of such Net Proceeds and make a
mandatory prepayment of the Loans and other Obligations in
an amount equal to 100% of such Net Proceeds within one
Business Day of the receipt thereof to be applied as set
forth in Section 2.8(f); provided, that at any time when
any Default or Event of Default shall have occurred and be
continuing, all Net Proceeds (together with Net Proceeds
received in connection with Casualty Events not applied as
provided in clause (i) above) shall be deposited in an
account maintained with the U.S. Administrative Agent to be
so used whenever no Default or Event of Default is then
continuing or except as otherwise agreed to by the U.S.
Administrative Agent for disbursement at the request of the
relevant Borrower.
         (ii)  by amending  subsection (b) in its entirety to read as follows:
         (b)	In addition to the scheduled repayments provided for
in Section 2.4 hereof, the relevant Borrower shall prepay the
Loans in an amount equal to the Net Proceeds received after the
Closing Date from any Indebtedness for Money Borrowed incurred by the relevant Borrower or any of its Subsidiaries, except for
Indebtedness for Money Borrowed permitted by Section 7.1;
provided however, that prepayments in an amount equal to fifty-
percent (50%) of the Net Proceeds from Indebtedness for Money
Borrowed permitted by Section 7.1(m) shall be made if prior to giving effect to the incurrence of such Indebtedness the Leverage
Ratio is greater than or equal to 3.00 to 1.00.  Such Net
Proceeds shall be applied by the Borrowers on the Business Day of receipt thereof by the relevant Borrower or the affected
Subsidiary to such prepayment in accordance with Section 2.8(f).
         (iii)  by amending subsection (c) in its entirety to read as follows:
         (c)	In addition to the scheduled repayments provided for
in Section 2.4 hereof and unless otherwise agreed by the Lenders, the U.S. Borrower shall prepay the Loans with the Net Proceeds received from the sale or issuance of any Equity Interests in the
U.S. Borrower  after the Second Amendment Effective Date as
follows: (x) with respect to the first $75,000,000 of such Net
Proceeds, 75% of such Net Proceeds shall be applied to repay the
Loans and other Obligations and (y) with respect to any such Net
Proceeds in excess of $75,000,000, 50% of such Net Proceeds shall be applied to repay the Loans and other Obligations.  Such Net
Proceeds shall be applied by the U.S. Borrower on the Business
Day of receipt thereof to such prepayment in accordance with
Section 2.8(f).  The U.S. Borrower shall be permitted to redeem
Senior Notes with any Net Proceeds which are not required to prepay the Loans pursuant to this clause (c).  In no event shall the terms of any such Equity Interests provide for the payment of cash dividends prior to the earlier of the Maturity Date and the payment in full of the Obligations.
         (iv) by amending subsection (f) to delete the parenthetical "(other than clause (g) below)" in its entirety and inserting in lieu thereof
"(other than clauses (g) and (i) below)";
         (v) by inserting at the end thereof a new subsection (i) as set forth below:
         (i)	In addition to the scheduled repayments provided for
in Section 2.4 hereof, if for any consecutive five-Business Day period, the aggregate amount of Available Cash held by the U.S.
Borrower and its Subsidiaries exceeds $20,000,000 (any such
excess, "Excess Available Cash"), on such fifth Business Day the
U.S. Borrower shall immediately apply such Excess Available Cash toward the prepayment of any U.S. Revolving Loan Oustandings in the manner set forth in Section 2.8(f)(ii)(A),(B) and (C).
         (vi) by inserting at the end thereof a new subsection (j) as set forth below:
         (j) 	In addition to the scheduled repayments provided for
in Section 2.4 hereof, the relevant Borrower shall prepay the Loans in an amount equal to 100% of the proceeds received by the relevant Borrower or any of its Subsidiaries after the Second
Amendment Effective Date from any adjustments or other payments under the Merger Agreement (other than any Merger Agreement
Events) or any tax refund from any Governmental Authority. Such proceeds shall be applied by the relevant Borrower or the affected Subsidiary to such prepayment in accordance with Section
2.8(f).

         SUBPART 2.1.5. Section 3.3 of the Existing Credit Agreement is hereby amended by (x) deleting the "and" preceding clause
(c), (y) inserting a ";" at the end of clause (c), and (z)
inserting the following new clause (d):
         (d)	 prior to giving effect to any proposed Advance, the
aggregate amount of  Available Cash shall not exceed $15,000,000;
         SUBPART 2.1.6. Section 4.1(k) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
          (k) 	Since the Second Amendment Effective Date, there has
been no event which has had or which could reasonably be expected to have a Material Adverse Effect.

         SUBPART 2.1.7. Section 5.16 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
         (a) Promptly upon request by an Administrative Agent, or any Lender through an Administrative Agent, each Borrower will, and will cause its Subsidiaries, as appropriate, to (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as an Administrative Agent, or any Lender through an Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents; and
         (b) By no later than June 15, 2006, the Borrowers shall deliver in accordance with Section 4.9 of the U.S. Pledge and Security Agreements, Control Agreements (as defined in the U.S.
Pledge and Security Agreements) with respect to such accounts designated by the U.S. Administrative Agent.

         SUBPART 2.1.8.  Section 6.4 of the Existing Credit Agreement
is hereby amended as follows:
         (i) by inserting at the end thereof new clauses (g) and (h) as set forth below:
         (g)	On the first Friday following the Second Amendment
Effective Date and every fourth Friday thereafter at any time when the Leverage Ratio is greater than or equal to 3.00 to 1.00,
(i) a consolidated cash flow forecast, in form satisfactory to the U.S. Administrative Agent, showing, on a weekly basis for the succeeding thirteen weeks beginning with the next succeeding
Monday, (x) beginning and ending liquidity on a consolidated basis and (y) weekly receipts and disbursements for the
succeeding thirteen weeks on a consolidated basis, and (ii) a comparison of actual weekly cash flows for the four weeks
preceding the week in which such comparison is delivered to the forecasted weekly cash flows for such four weeks as set forth in the most recently delivered forecast covering such four weeks delivered pursuant to the foregoing clause (i).
          (h) 	As soon as available and in any event within (x) for
the first six months following the Second Amendment Effective
Date, 45 days and (y) thereafter, 30 days after the end of each month, in each case to be delivered at any time when the Leverage
Ratio is greater than or equal to 3.00 to 1.00, unaudited balance sheets of the U.S. Borrower on a consolidated basis with its Subsidiaries and the related statements of operations and the related statements of cash flows of the U.S. Borrower on a consolidated basis with its Subsidiaries that shall be certified by the chief financial officer of the U.S. Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position of the U.S. Borrower on a consolidated basis with its Subsidiaries as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

         SUBPART 2.1.9. Section 6.5 of the Existing Credit Agreement is hereby amended by deleting "$25,000,000" in subsection (d) thereof and substituting in lieu thereof "$10,000,000".

         SUBPART 2.1.10.  Section 7.1 of the Existing Credit Agreement
is hereby amended as follows:
         (i) by deleting "$10,000,000" in subsection (f) thereof and substituting in lieu thereof "$5,000,000";
         (ii) by inserting the following at the end of subsection (i):
         "; provided that no such Indebtedness shall be incurred if the Leverage Ratio is greater than or equal to 3.00 to 1.00
prior to, and immediately after, the incurrence of such
Indebtedness"
         (iii) by amending subsection (j) in its entirety to read as follows:
          (j)	Indebtedness under the Seller Notes;
         (iv) by inserting the following at the end of subsection (m):
         ", provided that such Indebtedness is unsecured and that any principal payments in respect of such Indebtedness shall not be made prior to the earlier of the Maturity Date and the payment in full of the Obligations"

         SUBPART 2.1.11. Section 7.2 of the Existing Credit Agreement is hereby amended by amending subsection (f) in its entirety to read as follows:
         (f) 	Liens securing Indebtedness of Foreign Subsidiaries
up to an aggregate amount not to exceed $25,000,000; provided that no such Liens shall be created, incurred or assumed if the Leverage Ratio is greater than or equal to 3.00 to 1.00;
provided, further, that such Liens do not create a security interest in (i) any assets owned by the Canadian Borrower or any of its Subsidiaries or (ii) any Collateral;

         SUBPART 2.1.12. Section 7.4 of the Existing Credit Agreement is hereby amended by amending clause (iii) of subsection (a) in its entirety to read as follows:
         (iii)	a Disposition (A) for fair market value, (B) the Net
Proceeds received from such Disposition, together with the Net Proceeds of all other assets Disposed of pursuant to this clause since the Second Amendment Effective Date, does not exceed, when added to the aggregate amount of sale-leasebacks consummated under Section 7.12, $100,000,000, provided that any Dispositions in excess of $20,000,000 in the aggregate after the Second
Amendment Effective Date shall require the consent of the U.S. Administrative Agent and (C) the Net Proceeds of which are applied as set forth in Section 2.8(a)(ii).

         SUBPART 2.1.13.  Section 7.5 of the Existing Credit Agreement
is hereby amended as follows:
         (i) by amending subsection (g) in its entirety to read as follows:
         (g)	[Intentionally omitted];
         (ii) by amending subsection (h) in its entirety to read as follows:
         (h)	[Intentionally omitted];
         (iii) by deleting "$5,000,000" in subsection (k) and substituting in lieu thereof "$1,000,000".
         (iv) by amending subsection (l) in its entirety to read as follows:
         (l) 	Investments in Foreign Subsidiaries (other than those
organized under any of the laws of Canada and/or Province or Territory thereof) not to exceed $25,000,000; provided that (i) the aggregate amount of Investments made under this clause (m) when aggregated with (w) the amount of Investments in Foreign
Subsidiaries under clauses (e) and (i) of this Section 7.4(b),
(x) Indebtedness of one or more Foreign Subsidiaries incurred under Section 7.1(i), (y) intercompany loans made pursuant to
Section 7.1(g)(ii) and (z) unsecured Contingent Obligations of
Indebtedness of Foreign Subsidiaries granted under Section
7.1(k), shall not exceed the amount set forth in Section
7.1(g)(ii); provided further that no such Investments shall be permitted to be made if, before, and immediately after, giving effect to such Investment, the Leverage Ratio is greater than or equal to 3.00 to 1.00;
         (v) by adding the following at the end of subsection (m) thereof:
         "; provided that no such Investments shall be permitted to be made if, before, and immediately after, giving effect to such Investment, the Leverage Ratio is greater than or equal to 3.00 to 1.00"
         (vi) by deleting "$25,000,000" in subsection (o) and substituting in lieu thereof "$10,000,000".
         (vii) by adding the following at the end of subsection (q):
         "; provided that no such Investments shall be permitted to be made if, before, and immediately after, giving effect to such Investment, the Leverage Ratio is greater than or equal to 3.00 to 1.00; provided, however, that additional Investments in Canadian Subsidiaries which are committed to by the Borrower on or before February 21, 2006, of up to $2,000,000 shall be permitted during the 2006 Fiscal Year without regard to the Leverage Ratio"

         SUBPART 2.1.14. Section 7.6 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
           Restricted Payments, etc. None of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than (a) Restricted Payments made by Subsidiaries to the U.S. Borrower or Subsidiary Guarantors; (b) Restricted Payments made by Foreign Subsidiaries of the Canadian Borrower to the Canadian Borrower; and
(c) Restricted Payments in the form of repurchases of Equity
Interests by the U.S. Borrower permitted under Section 7.9.

         SUBPART 2.1.15. Section 7.7 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
           Capital Expenditures.  Subject (in the case of
Capitalized Lease Obligations) to Section 7.1(f), none of the
U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to make or commit to make Capital
Expenditures (other than Capital Expenditures (x) to the extent funded from the Net Proceeds of a Disposition or a Casualty Event or (y) in connection with the Boards Transaction) (i) in excess of $35,000,000 in the 2006 Fiscal Year and (ii) $17,500,000 for
each Fiscal Year thereafter; provided, however, that, to the extent that Capital Expenditures made by the U.S. Borrowers and its Subsidiaries during in the 2006 Fiscal Year are less than the maximum amount permitted to be made for such Fiscal Year, up to $5,000,000 of such unused amount may be carried forward to the 2007 Fiscal Year and utilized to make Capital Expenditures in such Fiscal Year; provided, further, that no Capital Expenditures shall be made or shall be committed to be made if any Default then exists or would result therefrom.

         SUBPART 2.1.16. Section 7.9 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
         Equity Interest. The U.S. Borrower will not permit any Subsidiary Guarantor (other than a Joint Venture Entity or a Subsidiary not constituting a Wholly Owned Subsidiary, the investment in which was made pursuant to Section 7.5(o)) to issue any Equity Interests (whether for value or otherwise) to any Person other than in the case of Subsidiaries to the U.S.
Borrower or a Subsidiary Guarantor. Neither the U.S. Borrower nor the Canadian Borrower will, and will not permit any of its Subsidiaries, to become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Equity Interests of the U.S. Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests, except that, so long as no Default then exists or would result therefrom, the U.S.
Borrower may repurchase its Equity Interests in an amount not to exceed $1,000,000 in any Fiscal Year in connection with the payment by the Borrowers in respect of taxes required to be paid in connection with restricted stock awards.
         Section 7.12 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:
         Sale and Leaseback. None of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person, except (i) the sale-leaseback of the Dothan Headquarters and each Dothan Distribution Center, (ii) the sale-leaseback of up to an aggregate amount of $10,000,000 of any Non-Core Assets, and (iii) the sale-leaseback of up to an aggregate amount of $10,000,000 of any other assets of the Borrowers and their Subsidiaries; provided that before and after giving effect to any such sale-leaseback transaction no Default has occurred and be continuing; provided further that no sale-leasebacks described in the foregoing clauses (ii) and (iii) shall be permitted if prior to, or after giving effect to any such sale-leaseback, the aggregate amount of Dispositions consummated under Section 7.4(a)(iii), when added to the aggregate amount of sale-leasebacks consummated pursuant to such clauses (ii) and (iii), exceeds $100,000,000.

         SUBPART 2.1.17.  Section 7.13 of the Existing Credit Agreement
is hereby amended as follows:
         (i) by amending subsection (a) in its entirety to read as follows:
         (a) 	the Leverage Ratio as of the last day of any Fiscal
Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:


	                          Leverage
Measuring Period                    Ratio
--------------------------      ------------
The First Quarter of 2006	5.0 to 1.00
The Second Quarter of 2006	5.75 to 1.00
The Third Quarter of 2006	6.75 to 1.00
The Fourth Quarter of 2006 	6.50 to 1.00
The First Quarter of 2007
through and including the
Third Quarter of 2007	        2.25 to 1.00
The Fourth Quarter of 2007
and thereafter	                2.00 to 1.00



         (ii)  by amending subsection (b) in its entirety to read as follows:
         (b) 	the Fixed Charge Coverage Ratio as of the last day of
any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period.


	                        Fixed Charge
                                  Coverage
Measuring Period                    Ratio
--------------------------      ------------
The First Quarter of 2006	1.05 to 1.00
The Second Quarter of 2006	1.05 to 1.00
The Third Quarter of 2006	1.00 to 1.00
The Fourth Quarter of 2006 	1.00 to 1.00
The First Quarter of 2007
and thereafter	                1.10 to 1.00



         (iii)  by amending subsection (c) in its entirety to read as follows:
         (c)	the Interest Coverage Ratio as of the last day of any
Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period.


	                          Interest
                                  Coverage
Measuring Period                    Ratio
--------------------------      ------------
The First Quarter of 2006	2.00 to 1.00
The Second Quarter of 2006	1.75 to 1.00
The Third Quarter of 2006	1.45 to 1.00
The Fourth Quarter of 2006 	1.45 to 1.00
The First Quarter of 2007
and thereafter	                3.00 to 1.00


         SUBPART 2.1.18. Section 8.1 of the Existing Credit Agreement is hereby amended as follows:
         (i) by deleting "$25,000,000" wherever it appears in subsection (h) and substituting in lieu thereof "$15,000,000".
         (ii) by deleting "$25,000,000" wherever it appears in subsection (l) and substituting in lieu thereof "$15,000,000".
         (iii) by deleting "$25,000,000" wherever it appears in subsection (m) and substituting in lieu thereof "$15,000,000".
         (iv) by amending subsection (n) in its entirety to read as follows:
         (n) There shall occur (i) any default under any Pari Passu
Debt, or any other Indebtedness (other than (x) the Loans and (y) the Seller Notes, if any, issued in connection with the Boards
Transaction,) of the U.S. Borrower or any of its Subsidiaries in an aggregate principal amount exceeding $15,000,000 at maturity and which default shall continue unremedied for any applicable period of time sufficient to allow the holder of such Indebtedness to accelerate the maturity of such Indebtedness; or
(ii) any default under any Hedge Agreement having a notional principal amount $10,000,000 or more;

         SUBPART 2.1.19. Section 12.1 of the Existing Credit Agreement is hereby amended by amending subclause (i) of clause (a) in its entirety to read as follows:
If to the U.S. Borrower or the Canadian Borrower, to it at:

Movie Gallery, Inc.
9275 S.W. Peyton Lane
Wilsonville, Oregon 97070
Attn:  Vice President Financial Operations and
Treasury
Facsimile No.: (503) 570-5022

with a copy to:

Movie Gallery, Inc.
900 West Main Street
Dothan, Alabama  36301
Attn:  S. Page Todd
Executive Vice President, Secretary and General
Counsel
Facsimile No.: (334) 836-3626
E-mail:  ptodd@movgal.com

and to:

Alston & Bird LLP
Attn:  Richard W. Grice, Esq.
Facsimile No.:  (404) 881-4777
E-mail:  rgrice@alston.com
If to the U.S. Administrative Agent, to it at:

Wachovia Bank, National Association
301 South College Street
Charlotte, North Carolina  28288-0767
Attn:  Mark Hedrick
Administrative Agent Account Number:
Facsimile No.:  (704) 383-6249
E-mail:  mark.hedrick@wachovia.com
with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY  10017
Attn: Peter Pantaleo
Facsimile No.: (212) 455-2502
E-mail: ppantaleo@stblaw.com
If to the Canadian Administrative Agent, to it at:

Wachovia Capital Finance Corporation (Canada)
141 Adelaide Street West
Suite 1400
Toronto, Ontario  M5H 3L5
Attn:  Enza Agosta
Facsimile No.:  (416) 364-6068
E-mail:  eagosta@congressfinancial.com
with a copy to:

Bennett Jones LLP
Suite 3400
One First Canadian Place
Toronto, Ontario  M5X 1A4
Attn:  Daniel A. Ford
Facsimile No.:  (416) 863-1716
E-mail:  fordd@bennetjones.ca
and to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY  10017
Attn: Peter Pantaleo
Facsimile No.: (212) 455-2502
E-mail: ppantaleo@stblaw.com

         SUBPART 2.1.20. Section 12.5 of the Existing Credit Agreement is hereby amended by (i) deleting the "and" preceding subclause
(D) of clause (b) and (ii) inserting the following new clause
(E) at the end of subclause (D):
         ", and (E) any assignment of the Revolving Commitment shall also include a pro rata assignment of the Revolver PIK Loans in respect thereof"

         SUBPART 2.1.21. Exhibit B-1 and Exhibit B-2 to the Credit Agreement are hereby replaced in their entireties with Exhibit A and Exhibit B attached hereto.

         SUBPART 2.1.22. Lender Consent. The Majority Lenders hereby authorize the Administrative Agents to execute, on behalf of the Lenders, the letter in the form separately delivered to the Lenders and such letter shall constitute a Loan Document for all purposes under the Credit Agreement and the other Loan
Documents.


PART III
CONDITIONS TO EFFECTIVENESS

         SUBPART 3.1. Effectiveness Conditions. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when each of the conditions set forth in this Part have been satisfied. The U.S. Administrative Agent shall provide written notice to the U.S. Borrower of the occurrence of the Second Amendment Effective Date promptly following the occurrence thereof.

         SUBPART 3.1.1. Executed Counterparts. The Administrative Agents shall have received (i) counterparts of this Amendment duly executed and delivered on behalf of the Borrowers and the Administrative Agents; (ii) counterparts of the Acknowledgement and Consent duly executed and delivered on behalf of the Guarantors; and (iii) Consents duly executed and delivered on behalf of the Majority Lenders.

         SUBPART 3.1.2. Performance Certificate. The U.S. Administrative Agent shall have received a Performance Certificate dated as of the Second Amendment Effective Date for the period of four full Fiscal Quarters immediately preceding the Second Amendment Effective Date (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Sections 6.1 and 6.2 of the Existing Credit Agreement) evidencing compliance with the covenants set forth in Section
7.13 and setting forth a pro forma calculation of the Leverage
Ratio.

         SUBPART 3.1.3. Amendment Fee. The Administrative Agent shall have received, an amendment fee in an amount equal to .50% of the sum of the outstanding Loans and Commitments under the Existing Credit Agreement held by Lenders that have delivered a consent to the U.S. Administrative Agent to execute the Second
Amendment.

         SUBPART 3.1.4. Fees and Expenses. The Administrative Agent shall have received all fees and expenses due under Section 12.2 of the Existing Credit Agreement in connection with the negotiation, preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees, disbursements, invoiced retainers and other charges of Simpson Thacher & Bartlett LLP, special counsel for the U.S.
Administrative Agent and its Affiliates, and Capstone Advisory
Group, LLC, financial advisors to the U.S. Administrative Agent and its Affiliates. In this connection, the U.S. Administrative Agent shall cause each advisor to return any unused retainers previously paid by the Borrower on or before April 30, 2007, so long as no Default or Event of Default has occurred during the period between the Second Amendment Effective Date and such date.


PART IV
MISCELLANEOUS PROVISIONS

         SUBPART 4.1. Representations and Warranties. The Borrowers hereby represent and warrant to the Lenders that:
         (i)	all of the representations and warranties of the Borrowers
and their respective Subsidiaries under the Credit Agreement and the other Loan Documents, which, pursuant to Section 4.2 of the Credit Agreement, are made at and as of the Second Amendment Effective Date, are true and correct at such time in all material respects as if made on the Second Amendment Effective Date,  both before and immediately after giving effect to this Amendment and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties; and
         (ii)	no Default has occurred and is continuing, or would result
from entering into this Amendment.

         SUBPART 4.2. Collateral. Each Loan Party ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the liens and security interests granted to secure any of the Obligations by such Loan Party to the Administrative Agents, for the benefit of the Lenders, pursuant to the Security Documents to which such Loan Party is a party. Each Loan Party acknowledges and agrees that all such liens and security interests granted by such Loan Party shall continue to secure the Obligations from and after the Second Amendment Effective Date. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, pursuant to the Security Documents to which such Loan Party is a party, the Obligations are secured by liens on and security interests in all of such Loan Party's assets to the extent required by the Security Documents.

         SUBPART 4.3. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

         SUBPART 4.4. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

         SUBPART 4.5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SUBPART 4.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrowers or any other Loan Party which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

         SUBPART 4.7. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SUBPART 4.8. Execution in Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

MOVIE GALLERY, INC.

By:
Name:
Title:
MOVIE GALLERY CANADA, INC.

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as U.S. Administrative Agent

By:
Name:
Title:

WACHOVIA CAPITAL FINANCE CORPORATION
(CANADA) (formerly known as Congress
Financial Corporation (Canada))
as Canadian Administrative Agent

By:
Name:
Title:



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MOVIE GALLERY, INC.,
as U.S. Borrower and U.S. Borrower
Guarantor

By:
Name:  S. Page Todd
Title:  Executive Vice President,
Secretary,
General Counsel and Chief
Compliance Officer

MOVIE GALLERY CANADA, INC.,
as Canadian Borrower

By:
Name:  S. Page Todd
Title:  Executive Vice President,
Secretary,
General Counsel and Chief
Compliance Officer

MOVIE GALLERY US, LLC

By:  Movie Gallery, Inc., its Manager and
Sole Member

By:
Name:  S. Page Todd
Title:  Executive Vice President,
Secretary and General Counsel

M.G. DIGITAL, LLC

By:  Movie Gallery US, LLC, its Manager
and Sole Member
By:  Movie Gallery, Inc., its Manager and
Sole Member

By:
Name:  S. Page Todd
Title:  Executive Vice President,
Secretary and General Counsel




M.G.A REALTY I, LLC

By:  Movie Gallery US, LLC, its Manager
and Sole Member
By:  Movie Gallery, Inc., its Manager and
Sole Member

By:
Name:  S. Page Todd
Title:  Executive Vice President,
Secretary and General Counsel


HOLLYWOOD ENTERTAINMENT
CORPORATION

By:
Name:  S. Page Todd
Title:  Executive Vice President,
Secretary and General Counsel

MG AUTOMATION LLC

By:  Hollywood Entertainment Corporation

By:
Name:  S. Page Todd
Title:  Executive Vice President and
Secretary


WACHOVIA BANK, NATIONAL ASSOCIATION, as
U.S. Administrative Agent
By:
Name:
Title:


WACHOVIA CAPITAL FINANCE CORPORATION
(CANADA) (formerly known as Congress
Financial Corporation (Canada)), as
Canadian Administrative Agent
By:
Name:
Title: